Exhibit 99.1

Contact:
Tracy L. Keegan
Executive VP & CFO
(239) 254-2147

Bank of Florida Corp. to Present at The Keefe, Bruyette & Woods
8th Annual Community Bank Investor Conference

Naples Fla.—June 27, 2007 – Bank of Florida Corp. (Nasdaq:  BOFL) an $1.3 billion-asset multi-bank holding company based in Naples, Florida, today announced that it will participate as a presenter at the Keefe, Bruyette & Woods 8th Annual Community Bank  Investor Conference in New York City on August 1, 2007.

Michael L. McMullan, President and CEO, will discuss the overall business strategy and financial performance of Bank of Florida Corp. A webcast of the presentation will occur at 3:00 p.m. EST on August 1, 2007, and may be accessed live via http://www.kbw.com/news/conferenceCommunity.html.   Investors may also access the webcast by going to the Company’s website at www.bankofflorida.com, where a replay of the webcast will be available for 30 days.

Bank of Florida Corporation, incorporated in September 1998, is one of the top five largest publicly traded commercial banks headquartered in Florida.
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BANK OF FLORIDA CORPORATION

Bank of Florida Corporation. (Nasdaq: BOFL, Newspaper listing: “BcshFla”) is an $1.3 million-asset multi-bank holding Company headquartered in Naples, Florida.  Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida – Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida – Tampa Bay in Hillsborough County; and Bank of Florida Trust Company. Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on the "Investor Relations" tab. To receive an email alert of all Company press releases, SEC filings, and events, select the “Email Notification” section.